1 Q3 2016 EARNINGS PRESENTATION November 2, 2016 Exhibit 99.2

2 Disclaimer Forward Looking Statements This presentation may contain forward looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect,” “anticipate,” “may,” “intends,” “believes,” “estimate,” “project,” and other similar expressions. Such statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from these forward looking statements. These factors include, but are not limited to, the factors described in OMAM’s filings made with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, filed with the SEC on March 15, 2016, under the heading “Risk Factors” and the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2016. Any forward-looking statements in this presentation are based on assumptions as of today and we undertake no obligation to update these statements as a result of new information or future events. We urge you not to place undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP measures are included in the appendix to this presentation.

3 Overview and Highlights • Q3’16 U.S. GAAP EPS of $0.28 down (3.4)% from Q3’15 • Q3’16 ENI per share of $0.32 up 3.2% from Q3’15 ENI per share of $0.31, primarily driven by an increase in market driven management fee revenue ◦ ENI per share increased 6.7% from $0.30 in Q2’16 and U.S. GAAP EPS decreased (6.7)% from $0.30 in Q2’16 • Net Client Cash Flows of $(2.6) billion for Q3’16 resulting in an annualized revenue impact of $(7.5) million, or (1.0)% of beginning of Q3 run-rate management fees ◦ Q3’16 inflows of $6.5 billion at approximately 42 bps and outflows and disposals of $(9.1) billion at approximately 38 bps ◦ Both gross inflows and outflows increased over Q2'16 • AUM of $234.2 billion up 7.0% over Q2’16 and up 12.2% from Q3’15 including $8.8 billion (4.0%) increase from Landmark acquisition • Long-term investment performance remains solid while short-term performance versus benchmark remains weak in a difficult market for active value managers ◦ Strategies representing 35%, 69% and 69% of revenue outperformed benchmarks on a 1-, 3- and 5-yr basis at September 30 • Acquisition of Landmark Partners closed on August 18th following $400 million debt financing in July ___________________________________________________________ Please see definitions and additional notes.

4 Growth Strategy OMAM's multi-boutique model is well positioned for growth, with four key areas of focus... Multi-Boutique Value Proposition Drives Incremental Growth Opportunities Four Key Growth Areas New Partnerships Global Distribution Collaborative Organic Growth (Growth and Seed / Co-Investment Capital) Core Affiliate Growth (Investment Performance and Net Client Cash Flows) OMAM's Aligned Partnership Model - Operating autonomy - Affiliate-level employee ownership - Long-term perspective - Talent Management - Profit-sharing model - At-scale Affiliates Unique Partnership Approach Provides Stability and the Foundation for Growth

5 AUM AUM by Affiliate $B %Total $ 74.5 32% 90.8 39% 4.9 2% 5.3 2% 30.2 13% 1.7 1% 8.8 4% 18.0 7% Total $ 234.2 100% $240 $220 $200 $180 $160 $140 $120 Q3'15 Q3'16 $208.7 $(6.3) $23.0 $8.8 $234.2 OMAM AUM Progression and Mix AUM Progression (Last 12 Months) AUM Mix (9/30/16) AUM AUM by Asset Class $B %Total US Equity $ 78.5 33% International Equity 41.8 18% Alternative, Real Estate & Timber 45.8 20% Global Equity 31.4 13% Emerging Markets Equity 22.3 10% Fixed Income 14.4 6% Total $ 234.2 100% AUM Progression (3rd Quarter) $240 $220 $200 $180 $160 $140 $120 Q2 '16 Q3 '16 $218.8 $(2.6) $9.2 $8.8 $234.2 AUM at Period End As % of BoP AUM Net flows Market and other Acquisition of Landmark % Change: 12.2% % Change: 7.0% 4.2% (1.2)% (3.0)% 11.0% ___________________________________________________________ Please see definitions and additional notes. $B $B 4.2% 4.0% Net flows Market and other Acquisition of Landmark

6 Derived Average Weighted NCCF ($b)(2) Net Client Cash Flows and Revenue Impact AUM Net Client Cash Flows (“NCCF”) Revenue Impact of NCCF(1) $20 $16 $12 $8 $4 $0 -$4 -$8 $11.6 $8.6 $5.8 $16.5 $(3.0) $18.4 $19.1 $20.0 $11.3 $13.5 $0.7 $(6.6) $7.3 $(3.4) $(7.5) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 40 35 41 44 40 43 46 44 47 46 46 45 38 46 42 41 40 38 41 38 36 38 38 30 31 32 37 40 32 38 2013 2014 2015 2016 $42.5 $54.5 $18.9 $(3.6) Bps inflows Bps outflows ___________________________________________________________ (1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. (2) Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for OMAM overall (i.e. 35.7 bps in Q3’16). For example, NCCF annualized revenue impact of $(7.5) million divided by average weighted fee rate of OMAM’s overall AUM of 35.7 bps equals the derived average weighted NCCF of $(2.1) billion. $4 $2 $0 -$2 -$4 $3.0 $3.2 $1.0 $3.3 $(1.0) $3.6 $3.1 $3.8 $(0.2) $0.8 $(2.5) $(3.2) $2.4 $(2.9) $(2.6) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 $3.4 $2.6 $1.7 $4.9 $(0.9) $5.5 $5.8 $6.1 $3.3 $3.9 $0.2 $(1.9) $2.1 $(1.0) $(2.1) 2013 2014 2015 2016 $10.5 $9.5 $(5.1) $(3.1) $B $M

7 Hard asset disposals $5 $4 $3 $2 $1 $0 -$1 -$2 -$3 -$4 -$5 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 $(3.6) $(1.9) $0.7 $(2.5) $(2.9) $1.3 $(0.6) $1.8 $0.7 $0.8 $(0.2) $(0.5) $(0.4) $(0.3) $(0.2) $(0.9) $(1.0) $(1.3) $(1.0) $(1.0) $0.9 $0.8 $1.6 $0.2 $0.7 $15 $10 $5 $0 -$5 -$10 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 $(6.4) $(3.4) $2.1 $(4.4) $(5.9) $5.6 $(1.1) $6.2 $3.9 $(0.1) $(0.5) $(1.2) $(0.7) $(0.8) $(0.5) $(2.9) $(3.9) $(6.4) $(3.3) $(4.2) $4.9 $3.0 $6.1 $1.2 $3.2 Net Client Cash Flows Breakdown AUM Net Client Cash Flows (“NCCF”) - by Asset Class Revenue Impact of NCCF - by Asset Class Total Revenue Impact(2) $0.7 $(6.6) $7.3 $(3.4) $(7.5) ___________________________________________________________ (1) Average fee rate represents the average blended fee rate on overall assets for each asset class for the three months ended September 30, 2016. (2) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. U.S. Equity Global/non-U.S. Equity Fixed Income Alternative, Real Estate & Timber flows Avg. Fee Rate (bps)(1) Total NCCF $(2.5) $(3.2) $2.4 $(2.9) $(2.6) 21 25 42 49 $M$B 49

8 Competitive Long-term Investment Performance Products representing ≥ 69% of revenue outperforming on a 3- and 5-year basis Commentary • OMAM uses revenue-weighted performance as its primary investment metric ◦ Ties investment performance to business performance ◦ Reflects percent of management fee revenue in products outperforming their benchmarks (1) • OMAM also uses equal-weighted performance as it considers earlier stage products that may grow to have significant impact • Asset-weighted performance is broadly used across the industry ___________________________________________________________ (1) Excludes revenue in products which are not benchmarked; includes management fee revenue from equity-accounted Affiliates in the analysis. (2) Data as of September 30, 2016. (3) Revenue-Weighted: Calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of strategies outperforming. (4) Equal-Weighted (>$100m): Each strategy over $100m has the same weight, then sums the total percentage of strategies outperforming. (5) Asset-Weighted: Calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of strategies outperforming. (6) Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations. 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 34% 58% 58% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 50% 75% 76% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 35% 69% 69% Revenue-Weighted (2)(3)(6) Equal-Weighted (>$100m) (2)(4)(6) Asset-Weighted (2)(5)(6) % outperformance vs. benchmark % outperformance vs. benchmark % outperformance vs. benchmark Q2'16 36% 63% 72% Q3'15 68% 84% 93% Q2'16 50% 75% 80% Q3'15 73% 82% 90% Q2'16 33% 51% 60% Q3'15 61% 75% 95%

Macro Factors Have Led Benchmarks to Outpace Active Managers

Investment disciplines rooted in fundamental valuation challenged by the yield trade in H1 2016

- Many domestic benchmarks were at or near top quartile in their respective universes over the past 12 months, creating a difficult target for outperformance
- Global search for yield led to increased valuation for dividend-generating securities, such as real estate and utilities, which are typically underweight in value portfolios
- Record low interest rates over the year have also minimized demand for financials stocks, a key value investment, which have experienced depressed valuations (this trend showed some signs of reversal in Q3)

Benchmark Ranks in Peer Universes as of 9/30/16 (1-year)[1]

	Value	Core	Growth
Large	26	23	21
Mid	24	29	21
Small	25	37	44

Source: eVestment

Data represents percentile ranking of the benchmarks

1st Quartile (dark green): Large Core, Large Growth, Mid Value, Mid Growth, Small Value; 2nd Quartile (light green): Large Value, Mid Core, Small Core, Small Growth

Quarterly Sector Returns[2]


10%
5%
0%
-5%
-10%
-8.1
4.9
8.8
-3.0
4.0
4.8
8.6
1.0
-3.4
Q1
Q2
Q3
Financials
Real Estate
Utilities

Source: Factset

Please see definitions and additional notes.

(1) Indicates characteristic Russell benchmark ranking within respective eVestment universe (e.g. Russell 1000 Value in the US Large Cap Equity eVestment universe).

(2) Reflects quarterly returns of selected GICS-defined sectors of MSCI World Index.

OMAM 9

10 Financial Highlights – Q3 2016 v. Q3 2015 • Q3’16 economic net income up 0.3% to $38.0 million ($0.32 per share) from $37.9 million ($0.31 per share) in Q3’15 ◦ Higher market driven management fees and lower effective tax rate enhance results • ENI revenue increase of $9.9 million, or 6.0%, to $175.8 million in Q3’16 ◦ Management fees rise 8.5% to $171.8 million, reflecting a 3.9% increase in average AUM along with a 1.6 bps increase in average yield to 34.9 bps(1) ◦ Landmark increases Q3 yield by approximately 1 bp ◦ Performance fees decline by $(4.4) million • The sum of ENI operating expense and variable compensation rose 6.2% to $111.6 million from $105.1 million in year ago quarter, driven by higher operating expenses ◦ Operating expenses up 9.5% from year-ago quarter to $65.9 million, reflecting impact of Landmark, 2015 new hires, and annual cost of living increases, but Operating Expense Ratio(2) remains consistent ◦ Variable compensation up 1.8% to $45.7 million, representing approximately 42% of earnings before variable compensation as Landmark brings additional scale • ENI operating margin of 36.5% in line with 36.6% in year ago quarter • Lower effective tax rate of 23% reflects Landmark related tax benefits • Adjusted EBITDA of $55.4 million, a 3.9% increase from $53.3 million in Q3’15 • Third party debt of $392.2 million at September 30 represents 1.9x trailing twelve months Adjusted EBITDA ___________________________________________________________ Please see definitions and additional notes. (1) Average AUM and average yield exclude equity-accounted Affiliates. (2) The ENI Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

11 $210 $180 $150 $120 $90 $60 $30 $0 -$30 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 $163 $161 $153 $161 $177 $167 $176 ___________________________________________________________ Please see definitions and additional notes. (1) ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. (2) Includes fees for equity-accounted Affiliates. (3) ENI Operating Margin is calculated before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI Revenue. (4) ENI per share is calculated as Economic Net Income divided by total diluted shares outstanding. Improving Markets and Fee Mix Benefit Q3'16 Results $70 $60 $50 $40 $30 $20 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 $50 $45 $43 $48 $50 $200 $150 $100 $50 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 $167 $163 $161 $153 $177 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 $0.30 $0.28 $0.27 $0.30 $0.32 $250 $225 $200 $175 $150 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 $219 $215 $211 $219 $228 Average AUM Fee Rate (Basis Points)(2) ENI Revenue(1) ENI Operating Margin(3) ENI Per Share(4) Pre-tax ENI 40.0 35.0 30.0 25.0 20.0 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 34.5 34.7 34.7 35.0 35.7 $0.30$0.31 $0.30 % Change Q3'15 to Q3'16: 4.3% % Change Q3'15 to Q3'16: 6.0% % Change Q3'15 to Q3'16: 3.2% $160$166 Performance Fees $167 $0.27 Performance Fees $176 % Change ex. perf. fees: 8.8% $48 $51 $49 $49 Performance Fees% Change Q3'15 to Q3'16:(3.1)% 45% 38% 31% 24% 17% 10% Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 37% 35% 34% 36% 37% 37% 37% 36% 34% Performance Fees $0.32 % Change ex. perf. fees: (2.2)% % Change ex. perf. fees: 6.7% $m$b $m $153 $43 36% $(1) 4% 10% 4% 7% $(1)

12 Management Fee Growth Driven by Higher Average Assets and Landmark ______________________________________________________________________________________________________________ (1) Figures in parenthesis represent the percent of the total respective bar. (2) Equity-accounted Affiliates’ revenue included in other income. $240 $200 $160 $120 $80 $40 $0 Q3 2015 Q3 2016 $218.6 $228.1 Gross Management Fee Revenue by Asset Class(1)Average AUM and Fee Rate by Asset Class(1) U.S. Equity Global/non-U.S. Equity Fixed Income Alternative, Real Estate & Timber Avg. Fee Rate (bps) $B Avg. AUM % Change 15% (3)% 7% (2)% 26 % Change: 4.3% 41 21 44 25 42 21 49 Avg. AUM: $ 218.6 $ 228.1 Less: Equity-Accounted Affiliates: $ (30.1) $ (32.3) Avg. AUM excl. Equity- Accounted Affiliates: $ 188.5 $ 195.8 $200 $150 $100 $50 $0 Q3 2015 Q3 2016 $190.0 $205.0 $M % Change 27% (3)% 8% (5)% % Change: 7.9% Gross Mgmt. Fee Revenues: $ 190.0 $ 205.0 Less: Revenue from Equity- Accounted Affiliates(2): $ (31.6) $ (33.2) Revenue excl. Equity- Accounted Affiliates (ENI Mgmt. Fee Revenue): $ 158.4 $ 171.8 $80.8 (37%) $86.9 (40%) $14.8 (7%) $36.1 (16%) $41.5 (18%) $14.3 (6%) $93.1 (41%) $79.2 (35%) $ 52.9 (28%) $ 89.5 (47%) $39.9 (21%) $ 7.7 (4%) $ 50.1 (24%) $ 96.6 (47%) $ 50.8 (25%) $ 7.5 (4%) 34.5 35.7 4.3% 3.9% 7.9% 8.5%

Expenses Impacted by Landmark Acquisition in Q3'16

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q3'16 ENI Operating Expense Ratio[(2)] remained relatively stable at 38.4% for the period, with incremental expenses as a result of the Landmark transaction offset by an associated management fee increase
- Expense increase represents higher fixed compensation and benefits as a result of the Landmark transaction, as well as new hires and annual cost of living increases, offset by a decrease in sales based compensation
- Full-year ENI Operating Expense Ratio[(2)] expected to be in the range of 40-42%

Total ENI Operating Expenses

	Three Months Ended September 30,				Q-O-Q	Nine Months Ended September 30,				P-O-P
	2016		2015			2016		2015		
$M	2016	% of MFs[(1)]	$M	% of MFs[(1)]	2016 vs. 2015	$M	% of MFs[(1)]	$M	% of MFs[(1)]	2016 vs. 2015
Fixed compensation and benefits	$ 36.3	*21.1%*	$ 32.6	*20.6%*	*11%*	$ 105.7	*22.1%*	$ 97.5	*20.3%*	*8%*
G&A expenses (excl. sales based compensation)	22.8	*13.3%*	20.7	*13.1%*	*10%*	65.6	*13.7%*	63.3	*13.2%*	*4%*
Depreciation and amortization	2.5	*1.5%*	1.8	*1.1%*	*39%*	6.9	*1.4%*	5.0	*1.0%*	*38%*
Core operating expense subtotal	**$ 61.6**	***35.9%***	**$ 55.1**	***34.8%***	*12%*	**$ 178.2**	***37.2%***	**$ 165.8**	***34.5%***	*7%*
Sales based compensation	4.3	*2.5%*	5.1	*3.2%*	*(16)%*	13.5	*2.8%*	15.0	*3.1%*	*(10)%*
Total ENI operating expenses	**$ 65.9**	***38.4%***	**$ 60.2**	***38.0%***	*9%*	**$ 191.7**	***40.1%***	**$ 180.8**	***37.7%***	*6%*
Note: Management fees	$ 171.8		$ 158.4		*8%*	$ 478.5		$ 480.2		—

(1) Represents management fee revenue.
(2) The ENI Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

OMAM 13

Variable Compensation In Line with Business Profitability

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and OMAM equity
- Variable Compensation Ratio decreased to 41.6% compared to 42.5% in the year ago quarter as earnings before variable compensation grew and the Company realized scale benefits from the Landmark transaction
- Full-year Variable Compensation Ratio expected to be in the range of 41-42%

Variable Compensation[1]

$M	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Q-O-Q 2016 vs. 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	P-O-P 2016 vs. 2015
Cash Variable Compensation	**$ 39.4**	**$ 38.9**	*1%*	**$ 105.0**	**$ 115.2**	*(9)%*
Add: Non-cash equity-based award amortization	6.3	6.0	*5%*	19.1	16.8	*14%*
Variable compensation	**45.7**	**44.9**	*2%*	**124.1**	**132.0**	*(6)%*
Earnings before variable compensation[2]	**$ 109.9**	**$ 105.7**	*4%*	**$ 297.0**	**$ 316.2**	*(6)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	41.6%	42.5%	*(90) bps*	41.8%	41.7%	*4 bps*

Please see definitions and additional notes.

(1) Excludes impact of non-recurring performance fee in 2015.

(2) Earnings before variable compensation represents ENI revenue less ENI operating expense.

OMAM 14

Affiliate Key Employee Distributions Typically Will Move In Line With Affiliate Profitability

Commentary

- Represents employees' share of profit from their respective Affiliates, ranging from 15 - 40%, in some cases following an initial preference to OMAM[1]
- Q3'16 Key Employee Distributions increased due to higher ENI operating earnings and the impact of the Landmark transaction
- Q3'16 Distribution Ratio of 17.6% higher than Q3'15 due to impact of Landmark employees' continued ownership of 40% of their business
- Full-year Key Employee Distribution Ratio expected to be in the range of 17-18% as the Company integrates Landmark into its results

Affiliate Key Employee Distributions[2]

$M	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Q-O-Q 2016 vs. 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	P-O-P 2016 vs. 2015
(A) Earnings after variable compensation (ENI operating earnings)	$ 64.2	$ 60.8	*6%*	$ 172.9	$ 184.2	*(6)%*
(B) **Less: Affiliate key employee distributions**	**(11.3)**	**(9.3)**	*22%*	**(28.8)**	**(28.0)**	*3%*
Earnings after Affiliate key employee distributions	$ 52.9	$ 51.5	*3%*	$ 144.1	$ 156.2	*(8)%*
Affiliate Key Employee Distribution Ratio (B / A)	17.6%	15.3%	*231 bps*	16.7%	15.2%	*146 bps*

(1) For consolidated Affiliates.
(2) Excludes impact of non-recurring performance fee in 2015.

OMAM 15

16 $M September 30, 2016 December 31, 2015 Assets Cash and cash equivalents $ 151.3 $ 135.9 Investment advisory fees receivable 159.8 151.8 Investments 239.3 202.6 Other assets 751.2 523.8 Assets of consolidated Funds 36.4 — Total assets $ 1,338.0 $ 1,014.1 Liabilities and shareholders' equity Accounts payable and accrued expenses $ 155.4 $ 179.7 Due to related parties 195.3 222.9 Third party borrowings 392.2 90.0 Other liabilities 370.1 355.6 Liabilities of consolidated Funds 5.2 — Total liabilities 1,118.2 848.2 Total equity 219.8 165.9 Total liabilities and equity $ 1,338.0 $ 1,014.1 Shares outstanding in the quarter ended: Basic 119.3 120.0 Diluted 119.7 120.6 Leverage ratio 1.9x 0.4x Balance Sheet Balance Sheet Management Provides Ongoing Opportunities to Increase Shareholder Value • $0.08 per share interim dividend approved, reflecting 25% payout rate ◦ Payable December 30 to shareholders of record as of December 16 • No market buybacks in Q3 ◦ Financial capacity remains for potential additional buyback of up to $150.0 million in 2016 • Issued $400 million of bonds in July 2016 ◦ Use of proceeds: ▪ $242 million Landmark; $50 million revolver pay down; $40 million seed repurchase; $42 million fees and hedge payoff • September 30 leverage ratio (Debt / Adjusted EBITDA) of 1.9x, within target range of 1.75x - 2.25x Capital Dividend & Share Buyback

17 Appendix

Reconciliation: GAAP to ENI and Adjusted EBITDA

$m		Three Months Ended September 30, 2016		Three Months Ended September 30, 2015		Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
U.S. GAAP net income attributable to controlling interests	$	34.0	$	35.0	$	101.1	$	118.6
Adjustments to reflect the economic earnings of the Company:								
1 Non-cash key employee-owned equity and profit interest revaluations[1]		(6.4)		2.7		(8.8)		14.0
2 Amortization and impairment of goodwill, acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[1]		9.7		—		9.8		0.1
3 Capital transaction costs[1]		4.4		1.6		6.1		1.6
4 Seed/Co-investment (gains) losses and financings[1]		0.2		—		(0.5)		—
5 Tax benefit of goodwill and acquired intangible deductions		1.7		0.6		3.0		1.9
6 Discontinued operations and restructuring costs		0.4		(1.0)		(1.2)		(1.9)
Total adjustment to reflect earnings of the Company	$	10.0	$	3.9	$	8.4	$	15.7
Less: Tax effect of above adjustments[1]		(3.1)		(1.7)		(2.6)		(6.3)
7 Less: ENI tax normalization		(2.9)		0.7		(0.7)		(3.4)
Economic net income (including non-recurring performance fee)	$	38.0	$	37.9	$	106.2	$	124.6
Non-recurring performance fee		—		—		—		(11.4)
Economic net income excluding non-recurring performance fee	$	38.0	$	37.9	$	106.2	$	113.2
Net interest expense to third parties		3.5		0.5		3.9		2.0
Depreciation and amortization		2.5		1.8		6.9		5.0
Tax on Economic Net Income		11.4		13.1		34.0		41.0
Adjusted EBITDA excluding non-recurring performance fee	$	55.4	$	53.3	$	151.0	$	161.2

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned pre-acquisitions
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line; taxed at 40.2% U.S. statutory rate (including state tax).

OMAM 18

Reconciliation: GAAP to ENI and Components of ENI

Components of ENI revenue

($ in millions)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Management fees[1]	$ 171.8	$ 158.4	$ 478.5	$ 480.2
Performance fees[2]	(1.1)	3.3	(1.9)	7.4
Other income, including equity-accounted Affiliates[3]	5.1	4.2	12.1	9.4
ENI revenue	**$ 175.8**	**$ 165.9**	**$ 488.7**	**$ 497.0**

U.S. GAAP revenue to ENI revenue

($ in millions)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
U.S. GAAP revenue	$ 170.8	$ 161.8	$ 476.9	$ 535.9
Include investment return on equity-accounted Affiliates	5.0	4.1	11.8	9.3
Exclude the non-recurring performance fee	—	—	—	(48.1)
Other	—	—	—	(0.1)
ENI revenue	**$ 175.8**	**$ 165.9**	**$ 488.7**	**$ 497.0**

Components of ENI operating expense

($ in millions)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Fixed compensation & benefits	$ 36.3	$ 32.6	$ 105.7	$ 97.5
General and administrative expenses	27.1	25.8	79.1	78.3
Depreciation and amortization	2.5	1.8	6.9	5.0
ENI operating expense	**$ 65.9**	**$ 60.2**	**$ 191.7**	**$ 180.8**

(1) ENI management fees correspond to U.S. GAAP management fees.
(2) Excludes the impact of non-recurring performance fee in 2015.
(3) ENI other income is comprised of other revenue under U.S. GAAP, plus our earnings from equity-accounted Affiliates of $5.0 million and $11.8 million for the three and nine months ended September 30, 2016, respectively, $4.1 million and $9.3 million for the three and nine months ended September 30, 2015, respectively.

OMAM 19

Reconciliation: GAAP to ENI

U.S. GAAP operating expense to ENI operating expense								
($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,			
	2016		2015		2016		2015	
U.S. GAAP operating expense	$	130.6	$	118.8	$	351.7	$	385.6
Less: items excluded from economic net income								
Acquisition-related consideration and pre-acquisition employee equity[1]		(8.8)		—		(8.8)		—
Non-cash Affiliate key employee equity revaluations		6.4		(2.7)		8.8		(14.0)
Amortization of acquired intangible assets		(0.9)		—		(1.0)		(0.1)
Capital transaction costs		(4.4)		(1.6)		(6.1)		(1.6)
Other items excluded from ENI[2]		—		(1.0)		—		(1.1)
Less: items segregated out of U.S. GAAP operating expense								
Variable compensation and other adjustments[3]		(45.7)		(44.0)		(124.1)		(160.0)
Affiliate key employee distributions		(11.3)		(9.3)		(28.8)		(28.0)
ENI operating expense	**$**	**65.9**	**$**	**60.2**	**$**	**191.7**	**$**	**180.8**

U.S. GAAP compensation expense to ENI fixed compensation and benefits expense								
($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,			
	2016		2015		2016		2015	
Total U.S. GAAP compensation expense	$	100.0	$	93.7	$	272.1	$	314.5
Acquisition-related consideration and pre-acquisition employee equity[1]		(8.8)		—		(8.8)		—
Non-cash Affiliate key employee equity revaluations excluded from ENI		6.4		(2.7)		8.8		(14.0)
Sales-based compensation reclassified to ENI general & administrative expenses		(4.3)		(5.1)		(13.5)		(15.0)
Affiliate key employee distributions		(11.3)		(9.3)		(28.8)		(28.0)
Variable compensation and other adjustments excluded from fixed compensation[3]		(45.7)		(44.0)		(124.1)		(160.0)
ENI fixed compensation and benefits	**$**	**36.3**	**$**	**32.6**	**$**	**105.7**	**$**	**97.5**

(1) *Reflects $8.8 million of amortization of contingent purchase price and equity owned by employees, both with a service requirement, associated with the Landmark acquisition*

(2) *Other items include expenses (excluding compensation) associated with the non-recurring performance fee in 2015.*

(3) *For the nine months ended September 30, 2015, $132.0 million of variable compensation expense (of the $160.0 million above) is included within economic net income, which excludes the revenue and compensation attributable to the non-recurring performance fee and also includes fixed compensation and benefits associated with the non-recurring performance fee in 2015 of $0.4 million.*

OMAM 20

Reconciliation: GAAP to ENI

U.S. GAAP general and administrative expense to ENI general and administrative expense				
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
U.S. GAAP general and administrative expense	$ 27.2	$ 23.3	$ 71.7	$ 66.0
Sales-based compensation	4.3	5.1	13.5	15.0
Capital transaction costs	(4.4)	(1.6)	(6.1)	(1.6)
Other items excluded from ENI[(1)]	—	(1.0)	—	(1.1)
ENI general and administrative expense	**$ 27.1**	**$ 25.8**	**$ 79.1**	**$ 78.3**

U.S. GAAP operating income to ENI operating earnings and ENI earnings after Affiliate key employee distributions				
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
U.S. GAAP operating income	$ 40.2	$ 43.0	$ 125.2	$ 150.3
Include investment return on equity-accounted Affiliates	5.0	4.1	11.8	9.3
Exclude the impact of:				
Non-recurring performance fee	—	—	—	(48.1)
Non-cash key employee-owned equity and profit interest revaluations	(6.4)	2.7	(8.8)	14.0
Amortization and impairment of goodwill, acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity	9.7	—	9.8	0.1
Capital transaction costs	4.4	1.6	6.1	1.6
Other items excluded from ENI[(1)]	—	1.0	—	1.0
Affiliate key employee distributions	11.3	9.3	28.8	28.0
Variable compensation and other adjustments[(2)]	45.7	44.0	124.1	160.0
ENI earnings before variable compensation	**109.9**	**105.7**	**297.0**	**316.2**
Less: ENI variable compensation[(3)]	(45.7)	(44.9)	(124.1)	(132.0)
ENI operating earnings	**64.2**	**60.8**	**172.9**	**184.2**
Less: ENI Affiliate key employee distributions	(11.3)	(9.3)	(28.8)	(28.0)
ENI earnings after Affiliate key employee distributions	**$ 52.9**	**$ 51.5**	**$ 144.1**	**$ 156.2**

(1) Other items include expenses (excluding compensation) associated with the non-recurring performance fee in 2015.

(2) For the nine months ended September 30, 2015, $132.0 million of variable compensation expense (of the $160.0 million above) is included within economic net income, which excludes the revenue and compensation attributable to the non-recurring performance fee and also includes fixed compensation and benefits associated with the non-recurring performance fee in 2015 of $0.4 million.

(3) Excludes the impact of the non-recurring performance fee in 2015.

OMAM 21

22 Calculation of ENI Effective Tax Rate ($ in millions) Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Pre-tax economic net income(1) $ 49.4 $ 51.0 $ 140.2 $ 154.2 Intercompany interest expense deductible for U.S. tax purposes (18.9) (17.9) (54.3) (53.1) Taxable economic net income 30.5 33.1 85.9 101.1 Taxes at the U.S. federal and state statutory rates(2) (12.2) (13.3) (34.5) (40.6) Other reconciling tax adjustments 0.8 0.2 0.5 (0.4) Tax on economic net income (11.4) (13.1) (34.0) (41.0) Add back intercompany interest expense previously excluded 18.9 17.9 54.3 53.1 Economic net income $ 38.0 $ 37.9 $ 106.2 $ 113.2 Economic net income effective tax rate(3) 23.1% 25.7% 24.3% 26.6% _______________________________________________________ (1) Pre-tax economic net income is shown before intercompany interest and tax expense, and excludes the impact of the non-recurring performance fee in 2015. (2) Taxed at U.S. Federal and State statutory rate of 40.2%. (3) The economic net income effective tax rate is calculated by dividing the tax on economic net income by pre-tax economic net income. Calculation of ENI Effective Tax Rate

23 Definitions and Additional Notes References to “OMAM” or the “Company” refer to OM Asset Management plc; references to the “Parent” or “Old Mutual” refer to Old Mutual plc. OMAM operates its business through eight boutique asset management firms (the "Affiliates"). OMAM's distribution activities are conducted in various jurisdictions through affiliates companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. In the third quarter of 2016, the Company began making incremental disclosures and refined its definition of economic net income in light of transactions which closed in the quarter. Items (iv) and (v) below reflect the breakout of line items which have always been part of the Company’s definition of ENI that have now become more meaningful in light of its purchase of seed capital from its Parent on September 15, 2016 and the acquisition of Landmark Partners as of August 18, 2016. The Company has also added additional explanatory language to item (ii) below in light of the treatment of a portion of the purchase price and non-controlling interests from Landmark Partners as compensation for U.S. GAAP purposes. The Company re-categorizes certain line items on the income statement to:   • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by excluding: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMAM at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMAM can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. the results of discontinued operations since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business. vii. deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

24 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments.  Please see Slide 18 for a reconciliation of U.S. GAAP net income to economic net income. Adjusted EBITDA   Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Slide 18 for a reconciliation of economic net income to Adjusted EBITDA. Methodologies for calculating investment performance(1):   Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI Operating Earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI Operating Margin  The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to our various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to our U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against our recurring management fee revenue. We have provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. We track this ratio as a key measure of scale economies at OMAM because in our profit sharing economic model, scale benefits both the Affiliate employees and OMAM shareholders. Definitions and Additional Notes ___________________________________________________________ (1) Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations.

25 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against our ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and OMAM equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against our ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, OMUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee ownership percentages, which range from approximately 15% to 40% at our consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue.   Annualized Revenue Impact of Net Flows (“NCCF”) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow.   Hard asset disposals Net flows include hard asset disposals made by OMAM’s Affiliates.  This category is made up of investment-driven asset dispositions made by Heitman, a real estate manager, or Campbell, a timber manager. Derived average weighted NCCF Derived average weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for OMAM overall (i.e. 35.7 bps in Q3 ‘16). For example, NCCF annualized revenue impact of $(7.5) million divided by the average weighted fee rate of OMAM’s overall AUM of 35.7 bps equals the derived average weighted NCCF of $(2.1) billion. n/m “Not meaningful.”